UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) November 21, 2005
THE MED-DESIGN CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	0-25852	23-2771475

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2810 Bunsen Avenue
Ventura, California	93003

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (805) 339-0375

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
FORM OF VOTING AGREEMENTS
PRESS RELEASE, DATED NOVEMBER 22, 2005
SCRIPT OF CONFERENCE CALL FROM NOVEMBER 22, 2005

Item 1.01 Entry into a Material Definitive Agreement.
     On November 21, 2005, The Med-Design Corporation (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), with Specialized Health Products International, Inc. (“SHPI”), Mammoth Acquisition Sub, Inc., a wholly owned subsidiary of SHPI (“Merger Sub”) and Mammoth Acquisition Sub, LLC, a wholly owned subsidiary of SHPI (“LLC”).
     The Merger Agreement provides for a stock-for-stock business combination whereby Merger Sub will merge with and into the Company in accordance with the terms of the Merger Agreement, with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of SHPI (the “Merger”). At the effective time of the Merger, each share of the common stock, $0.01 par value, of the Company, shall, subject to certain exceptions, convert into the right to receive a certain number of shares of common stock, $0.01 par value per share, of SHPI. Immediately following the effectiveness of the Merger, the Company, as the surviving corporation in the Merger, will merge with and into LLC, with LLC surviving (the “Continuing LLC”) as a wholly-owned subsidiary of SHPI (the “LLC Merger” and, together with the Merger, the “Combination”).
     The stockholders of the Company will collectively receive approximately 33% of the shares outstanding of the combined company following the Merger. This percentage will be subject to adjustments based upon the Company’s cash net of transaction expenses and certain other liabilities as of November 30, 2005, with the percentage to be adjusted upward or downward to the extent that the net cash is more than or less than $8 million. The exchange ratio per share will be determined after any such adjustments are made.
     The Merger is subject to the approval of the Company’s and SHPI’s stockholders, as well as other customary closing conditions.
     The Company and SHPI have made customary representations, warranties and covenants in the Merger Agreement, including covenants not to solicit alternative acquisition proposals or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative acquisition proposal.
     The Merger Agreement contains certain termination rights for both the Company and SHPI, and further provides that, upon termination of the Merger Agreement under certain circumstances, either the Company or SHPI may be obligated to pay the other a termination fee of $500,000.
     A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.
     In connection with the execution of the Merger Agreement, on November 21, 2005, the directors and executive officers of the Company (“Company Stockholders”) and directors, executive officers and certain principal stockholders of SHPI

(“SHPI Stockholders” and together with the Company Stockholders, the “Stockholders”) entered into agreements pursuant to which such Stockholders agreed to vote to approve and adopt the Merger Agreement and to take certain other actions in furtherance of the consummation of the Merger (the “Voting Agreements”). The form of the Voting Agreements is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Company Stockholder Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreements.
Item 7.01 Regulation FD Disclosure.
     On November 22, 2005, the Company and SHPI issued a joint press release and held a conference call with respect to the Merger. Copies of the press release and the prepared script for the conference call are filed as exhibits to this report.
Item 9.01 Financial Statements and Exhibits.

(c	)	Exhibits.

2.1		Agreement and Plan of Merger and Reorganization, dated as of November 21, 2005, among the Company, Specialized Health Products International, Inc., Mammoth Merger Sub, Inc. and Mammoth Acquisition Sub, LLC.

In accordance with Item 601(b)(2) of Regulation S-K, schedules to the Merger Agreement are omitted. We agree to furnish supplementally a copy of any omitted schedules to the Commission upon request.

10.1		Form of Voting Agreements, dated November 21, 2005, by and among Specialized Health Products International, Inc., The Med-Design Corporation and certain stockholders of Specialized Health Products International and The Med-Design Corporation.

99.1		Press Release, dated November 22, 2005, issued by The Med-Design Corporation and Specialized Health Products International, Inc.

99.2		Script of conference call from November 22, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MED-DESIGN CORPORATION (Registrant)

By:	/s/ Lawrence Ellis

Lawrence Ellis Chief Financial Officer
Dated: November 22, 2005

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of November 21, 2005, among the Company, Specialized Health Products International, Inc., Mammoth Merger Sub, Inc. and Mammoth Acquisition Sub, LLC.

In accordance with Item 601(b)(2) of Regulation S-K, schedules to the Merger Agreement are omitted. We agree to furnish supplementally a copy of any omitted schedules to the Commission upon request.

10.1	Form of Voting Agreements, dated November 22, 2005, by and among Specialized Health Products International, Inc., The Med-Design Corporation and certain stockholders of Specialized Health Products International and The Med-Design Corporation.

99.1	Press Release, dated November 22, 2005, issued by The Med-Design Corporation and Specialized Health Products International, Inc.

99.2	Script of conference call from November 22, 2005.